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                                                                     EXHIBIT C

                              SENIOR GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note (including the Put Option Price) in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture (including, without limitation, Article 10 thereof) and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture (including, without limitation, Article 10 thereof) and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.



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          IN WITNESS WHEREOF, Loewen has caused this instrument to be duly executed under its corporate seal.

          Dated:
                                THE LOEWEN GROUP INC.



                                By:______________________________
                                   Name:
                                   Title:

          [CORPORATE SEAL]
          Attest:

          By:_____________
          Title:



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                              ASSIGNMENT FORM

          If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Note to


          (Insert assignee's social security or tax ID number)________________


          (Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


          Date: _____________           Your signature:_______________________
                                        (Sign exactly as your name
                                        appears on the other side of
                                        this Note)


          Signature Guarantee:________________________________________________